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                                                                    EXHIBIT 99.7

                       EXTENDICARE HEALTH SERVICES, INC.

                               OFFER TO EXCHANGE
                    REGISTERED 9 1/2% SENIOR NOTES DUE 2010
     FOR ANY AND ALL OUTSTANDING UNREGISTERED 9 1/2% SENIOR NOTES DUE 2010

                                                           ______________, 2002


           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______________, 2002, UNLESS THE OFFER IS EXTENDED.


To  Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees:

         Extendicare Health Services, Inc. (the "Company") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated _________, 2002 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 9 1/2% Senior Notes due 2010 which have been registered under the Securities Act of 1933, as amended, for all of its outstanding unregistered 9 1/2% Senior Notes due 2010 (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement dated June 28, 2002, by and among the Company, the subsidiary guarantors from time to time party thereto and the initial purchasers named therein, relating to the 9 1/2% Senior Notes due 2010.

         We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

         1.       The Prospectus;

         2. The Letter of Transmittal for your use and for the information of your clients;

         3.       A form of Notice of Guaranteed Delivery;

         4. A form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, along with an instruction form for obtaining such clients' instructions with respect to the Exchange Offer; and

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

         YOUR PROMPT ACTION IS REQUIRED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______________, 2002, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

         To participate in the Exchange Offer, certificates for Old Notes, or a timely confirmation of a book-entry transfer of such Old Notes into U.S. Bank, N.A.'s, the Exchange Agent, account at the